EXHIBIT 99.1

Educational Development Corporation Announces Annual Dividend

TULSA, Okla., April 23, 2009 (GLOBE NEWSWIRE) -- Educational Development Corporation (EDC) (Nasdaq:EDUC) (http://www.edcpub.com) today announced their annual cash dividend.

The Board of Directors authorized a $0.40 per share cash dividend, which will be paid on May 15th, 2009 to shareholders of record May 5th, 2009.

The Board expressed their appreciation to EDC management for increasing the regular dividends from $0.30 to $0.40 per share in the midst of the current economic downturn.

About Educational Development Corporation

Educational Development Corporation sells children's books, including Usborne Books and the Kane/Miller line of international children's titles through a multi-level sales organization of independent consultants (http://www.ubam.com), through 5,000 retail stores and over the Internet. More than 1,600 different titles are available for children of all ages, with periodic new additions.

The Educational Development logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5083

CONTACT:  Educational Development Corporation
          Randall White
          (918) 622-4522